SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      FIRST TRUST EXCHANGE-TRADED FUND VI
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             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                           See Exhibit 1
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


  120 East Liberty Drive, Suite 400,
            Wheaton, Illinois                             60187
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(Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest,        The NASDAQ Stock Market LLC
      $.01 par value per share,
                 of

 First Trust Dorsey Wright Momentum &
          Low Volatility ETF

 First Trust Dorsey Wright Momentum &
               Value ETF


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--
[X}

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--
{ }

Securities Act registration statement file number to which this form relates:
333-182308.


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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares") of the First Trust Dorsey Wright Momentum & Low Volatility ETF and First Trust Dorsey Wright Momentum & Value ETF (the "Funds"), each a series of the First Trust Exchange-Traded Fund VI (the "Registrant"). An application for listing of the Shares of the Funds has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on August 30, 2018. Such description is incorporated by reference herein.


ITEM 2.      EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A/A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  FIRST TRUST EXCHANGE-TRADED FUND VI



                                  By: /s/ Matt B. Farber
                                      ------------------------------------
                                      Matt B. Farber, Assistant Secretary

August 30, 2018

                                   Exhibit 1

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                 FUND                       I.R.S. EMPLOYER IDENTIFICATION NO.
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       First Trust Dorsey Wright                       83-0924491
     Momentum & Low Volatility ETF
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       First Trust Dorsey Wright                       83-0955120
         Momentum & Value ETF
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